JOHN HANCOCK STRATEGIC SERIES

               John Hancock Sovereign U.S. Government Income Fund
                        Establishment and Designation of
                        Class A Shares and Class B Shares
                            of Beneficial Interest of
               John Hancock Sovereign U.S. Government Income Fund,
                    a Series of John Hancock Strategic Series



     On March 5, 1996 the Trustees of John Hancock Strategic Series, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.1 of the Amended and Restated Declaration of Trust dated September 21, 1993 of the Trust, as amended from time to time (the "Declaration of Trust"), voted unanimously to establish an additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in separate portfolios of assets of the Trust (the "Fund") designated "John Hancock Sovereign U.S. Government Income Fund". The Shares are divided to create two classes of Shares of the Fund as follows:

     1. The two classes of Shares of the Fund established and designated hereby are "Class A Shares" and "Class B Shares," respectively.

     2. Class A Shares and Class B Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

     3. The purchase price of Class A Shares and of Class B Shares, the method of determining the net asset value of Class A Shares and of Class B Shares, and the relative dividend rights of holders of Class A Shares and of holders of Class B Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

     The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series and classes of Shares, effective August 30, 1996.

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

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     IN WITNESS  WHEREOF,  the undersigned  have executed this instrument on the
27th day of August 1996.

/s/Dennis S. Aronowitz                                 /s/William F. Glavin
---------------------------                            -------------------------
Dennis S. Aronowitz                                    William F. Glavin

/s/Edward J. Boudreau, Jr.                             /s/Anne C. Hodsdon
---------------------------                            -------------------------
Edward J. Boudreau, Jr.                                Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                             /s/John A. Moore
---------------------------                            -------------------------
Richard P. Chapman, Jr.                                John A. Moore

/s/William J. Cosgrove                                 /s/Patti McGill Peterson
---------------------------                            -------------------------
William J. Cosgrove                                    Patti McGill Peterson

/s/Douglas M. Costle                                   /s/John W. Pratt
---------------------------                            -------------------------
Douglas M. Costle                                      John W. Pratt

/s/Leland O. Erdahl                                    /s/Richard S. Scipione
---------------------------                            -------------------------
Leland O. Erdahl                                       Richard S. Scipione

/s/Richard A. Farrell                                  /s/Edward J. Spellman
---------------------------                            -------------------------
Richard A. Farrell                                     Edward J. Spellman

/s/Gail D. Fosler
---------------------------
Gail D. Fosler



     The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS       )
                                    )ss
COUNTY OF SUFFOLK                   )



     Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, Richard S. Scipione, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 27th day of August, 1996.

                                             /s/ Ann Marie White
                                             ---------------------------------
                                             Notary Public

                                             My commission expires:  10/20/00